Exhibit 13

Certification Pursuant to 18 U.S.C. § 1350

I, James Murdoch, the Chief Executive Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:

(i)	the annual report on Form 20-F for the year ended 30 June 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 27 July 2007

James Murdoch
Chief Executive Officer

Certification Pursuant to 18 U.S.C. § 1350

I, Jeremy Darroch, the Chief Financial Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:

(iii)	the annual report on Form 20-F for the year ended 30 June 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(iv)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 27 July 2007

Jeremy Darroch
Chief Financial Officer